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Exhibit 99.3

G. THOMAS CLIETT
933 MASHIE LANE
ROCKY MOUNT, NC 27804

August 7, 2002

VIA FACSIMILE AND OVERNIGHT COURIER

Austins Steaks & Saloon, Inc.
317 Kimball Avenue, NW
Roanoke, Virginia 24016

Attention:	President and Chief Executive Officer, Chairman of the Board and Vice President and Chief Financial Officer and Secretary

Re:    Demand for Inspection of Certain Books and Records

Ladies and Gentlemen:

        The undersigned (the "Undersigned"), a record holder of common stock of Austins Steaks & Saloon, Inc. (the "Company"), a Delaware corporation, hereby demands (in person or by attorney or other agent), pursuant to Section 220 of the General Corporation Law of the State of Delaware ("Section 220"), that (1) original or attested copies of the following corporate records be made available for inspection and copying by the Undersigned or his attorneys or agents at the Company's principal place of business during usual business hours no later than 9:00 a.m. Wednesday, August 14, 2002, and from day to day thereafter during usual business hours until the inspection may be completed, or (2) the Company deliver by the same date copies of such records to the Undersigned at the address shown above, to be updated from time to time thereafter as set forth below:

        Pursuant to Section 220, the Undersigned demands as part of the foregoing inspection:

  (a)
  A complete record or list of the Company's stockholders, certified by the Company or its transfer agent, showing the name, account number and address of each stockholder and the number of shares of common stock registered in the name of each such stockholder, as of the most recent date available, in numerical order by declining ownership of shares (declining order);

  (b)
  A magnetic computer tape or disk list of the Company's stockholders as of the most recent date available, showing the name, account number, address and number of shares held by each such stockholder as of the most recent date available and such computer processing data as is necessary to make use of such magnetic computer tape or disk and a printout of such magnetic computer tape or disk for verification purposes;

  (c)
  All daily transfer sheets showing changes in the stockholder list referred to above which are in or come into the possession or control of the Company or its transfer agent or other agents, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees, from the date of the stockholder lists referred to in paragraphs (a) and (b) above to and including August 7, 2002 (the "Record Date");

  (d)
  All information in or which comes into the Company's possession or control, or which can be reasonably obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees, concerning the names, addresses and number of shares of common stock held by the participating brokers and banks named in the individual nominee names of Cede & Co. and other similar nominees, including omnibus proxies and all "Weekly Security Position Listing Daily Closing Balances" reports issued by The Depository Trust Company, and a list or lists containing the name, address and number of shares attributable to any participant in any Company employee stock ownership or comparable plan, name of the trustee and methodology for voting said plans and the method by which the Undersigned and their agents may communicate with such participants;

  (e)
  All information in or which comes into the Company's possession or control or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees relating to the names of the non-objecting beneficial owners and consenting beneficial owners of shares of common stock in the format of a printout in declining order, magnetic computer tape or disk and such computer processing data as is necessary to make use of such magnetic tape or disk for verification purposes;

  (f)
  A stop list or stop lists relating to the shares of common stock and any changes, corrections, additions or deletions from such list, from the date of the stockholder list referred to in paragraphs (a) and (b) above to the Record Date;

  (g)
  All respondent bank lists and omnibus proxies for such lists (such information as is readily available to the Company under Rule 14b-2 of the Securities Exchange Act of 1934);

  (h)
  For each of the Company's stock option, award or purchase plans and any savings plan under Section 401(k) of the Internal Revenue Code, and all other similar plans, information for each plan as to the number of shares of common stock held, the names of each trustee, the names of each member of any committee or group which has the power to vote or supervise the voting of shares of common stock held, the address of each such person at which they may be contacted, and the name, address and number of shares held by each participant of such plans in declining order; and

  (i)
  The information and records specified in paragraphs (a), (b), (c), (d), (e), (f) and (g) above as of the close of business on the Record Date.

        The Undersigned will bear the reasonable costs of the Company in connection with the production of the requested information.

        The purpose of this demand is to permit the Undersigned (1) to communicate with shareholders regarding their investment as shareholders, and (2) to communicate with shareholders regarding a written consent solicitation, in lieu of a special meeting, to remove certain members of the Company's Board of Directors, to elect certain new nominees to the Company's Board of Directors and to repeal changes to the Bylaws of the Company, if necessary.

        This demand should receive your immediate attention so that all of your stockholders will have the benefit of information as promptly as possible concerning the solicitation made by the Undersigned and the other three members of his solicitation group.

        The Undersigned hereby designates and authorizes Hunton & Williams, their partners, employees and any person designated by them to receive, as their agents, the information herein requested. A power of attorney is enclosed herewith.

        Please advise Charles R. Monroe, Jr., (704) 378-4758, of Hunton & Williams as soon as possible, and in any event on or prior to the expiration of five business days after the date of this demand, as to when and where the items demanded above will be made available to the Undersigned and his designated agents. Thank you in advance for your prompt attention to this matter.

Very truly yours,

/s/ G. Thomas Cliett

G. Thomas Cliett

Enclosure

STATE OF NORTH CAROLINA

COUNTY OF EDGECOMBE

        I, Daniel W. Howell, a notary public for said county and state, do hereby certify that G. Thomas Cliett, personally appeared before me this day and acknowledged that the foregoing is his letter of demand for the inspection of designated stockholder list materials and related books and records of Austins Steaks and Saloon, Inc. and that the statements, including the purposes of this demand, made in such letter are true and correct.

        WITNESS my hand and notarial seal, this the 7th day of August 2002.

/s/ Daniel W. Howell Notary Public
My Commission Expires:
5-18-03
[NOTARIAL SEAL]

STATE OF NORTH CAROLINA

SPECIFIC POWER OF ATTORNEY

COUNTY OF NASH

        I, G. Thomas Cliett, a resident of Nash County, North Carolina, hereby appoint my counsel, Hunton & Williams, its partners, employees and agents thereof, as my true and lawful Attorney-in-Fact, for me and in my name and stead, authorize Hunton & Williams and its designated representatives to inspect, copy and gather all necessary documents, records or lists and to take any and all necessary actions in connection with the inspection of books, records and stockholder lists of Austins Steaks & Saloon, Inc., which I have the right to inspect for any proper purpose pursuant to Section 220 of the General Corporate Law of the State of Delaware.

        This Specific Power of Attorney shall continue until January 1, 2003 from the date of execution of this instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal this the 7th day of August 2002.

/s/ G. Thomas Cliett G. Thomas Cliett

STATE OF NORTH CAROLINA

COUNTY OF EDGECOMBE

        I, Daniel W. Howell, a notary public for said county and state, do hereby certify that G. Thomas Cliett, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

        WITNESS my hand and notarial seal, this the 7th day of August 2002.

/s/ Daniel W. Howell Notary Public
My Commission Expires:
5-18-03
[NOTARIAL SEAL]

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  Exhibit 99.3